UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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HARRIS ASSOCIATES INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

111 S. Wacker Drive, Suite 4600 Chicago, Illinois 60606-4319
(Address of Principal Executive Offices)

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Summary of litigation provided in response to a request for further information

In August 2004, a complaint entitled Jones, et al. v. Harris Associates L.P. was filed in the U.S. District Court for the Western District of Missouri against Harris Associates L.P. (“Harris”) alleging, among other things, that Harris breached its fiduciary duty by charging excessive management fees to the Oakmark Fund, Oakmark Equity and Income Fund, and Oakmark Global Fund in violation of Section 36(b) of the Investment Company Act of 1940.  Upon motion by Harris, the Missouri District Court judge granted a change in forum of the case to the U.S. District Court for the Northern District of Illinois (“Illinois District Court”) for the convenience of the parties and witnesses and in the interest of justice.

On February 27, 2007, the Illinois District Court granted summary judgment in favor of Harris. Plaintiffs filed an appeal of the Illinois District Court ruling with the Seventh Circuit Court of Appeals. On May 19, 2008, the Seventh Circuit Court affirmed the lower court’s decision and, subsequently, denied Plaintiffs’ petition for a rehearing. Although the Seventh Circuit Court of Appeals affirmed the Illinois District Court’s decision, it articulated a different standard for judicial review of Section 36(b) claims than the standard applied by the Illinois District Court. The Supreme Court of the United States granted a writ of certiorari to review the judgment of the Seventh Circuit Court of Appeals and the arguments in the case were heard on November 2, 2009. The Supreme Court issued its ruling on March 30, 2010, in which it adopted the standard for judicial review applied by the Illinois District Court, vacated the Seventh Circuit Court of Appeals’ decision and remanded the case back to that Court for further hearing.

On August 6, 2015, the Seventh Circuit Court of Appeals again ruled in favor of Harris, affirming the Illinois District Court’s summary judgment and stating that “the undisputed evidence shows Harris delivered value for money; the funds it was advising did as well as, if not better than, comparable funds”.  On October 13, 2015, the Seventh Circuit Court of Appeals denied plaintiffs’ petition for a rehearing. Therefore, the case concluded in Harris’ favor eleven years after it started.

The total cost of defending against plaintiffs’ allegations was substantial, reaching many millions of dollars in legal fees.